Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-66891) of Legg Mason, Inc. of our report dated June 25, 2008 relating to the financial statements of The Legg Mason Profit Sharing and 401(k) Plan and Trust, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

June 25, 2008